Exhibit 3.2

Under Australian law, an Australian company’s internal management may be governed by provisions of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”) that apply to the company as replaceable rules, by a constitution, or by a combination of both. There are additional requirements concerning internal management contained in ordinary provisions of the Corporations Act and also in common law.

Replaceable rules apply to companies registered after the commencement of section 135(1) of the Corporations Act, and to companies registered prior to the commencement that repeal their constitution after 1 July 1998. A company may modify some or all of the replaceable rules by adopting a constitution.

In a meeting of directors of Barrick (PD) Australia Finance Pty Ltd ACN 139 909 934 (the “Company”) held on 9 October 2009, the Company resolved that no constitution be adopted for the Company and that the replaceable rules be used in accordance with sections 135 and 141 of the Corporations Act to govern the Company.

The table under section 141 of the Corporations Act sets out the provisions of the Corporations Act that apply as replaceable rules.

CORPORATIONS ACT 2001—SECT 134

Internal management of companies

A company’s internal management may be governed by provisions of this Act that apply to the company as replaceable rules, by a constitution or by a combination of both.

Note: There are additional rules about internal management in ordinary provisions of this Act and also in the common law.

CORPORATIONS ACT 2001—SECT 135

Replaceable rules

Companies to which replaceable rules apply

(1) A section or subsection (except subsection 129(1), this section and sections 140 and 141) whose heading contains the words:

(a) replaceable rule —applies as a replaceable rule to:

(i) each company that is or was registered after 1 July 1998; and

(ii) any company registered before 1 July 1998 that repeals or repealed its constitution after that day; and

(b) replaceable rule for proprietary companies and mandatory rule for public companies —applies:

(i) as a replaceable rule to any proprietary company that is or was registered after 1 July 1998; and

(ii) as a replaceable rule to any company that is or was registered after 1 July 1998 and that changes or changed to a proprietary company (but only while it is a proprietary company); and

(iii) as a replaceable rule to any proprietary company that is or was registered before 1 July 1998 that repeals or repealed its constitution after that day; and

(iv) as an ordinary provision of this Act to any public company whenever registered.

The section or subsection does not apply to a proprietary company while the same person is both its sole director and sole shareholder.

Note 1: See sections 198E, 201F and 202C for the special provisions that apply to a proprietary company while the same person is both its sole director and sole shareholder.

Note 2: A company may include in its constitution (by reference or otherwise) a replaceable rule that does not otherwise apply to it.

Company’s constitution can displace or modify replaceable rules

(2) A provision of a section or subsection that applies to a company as a replaceable rule can be displaced or modified by the company’s constitution.

Failure to comply with replaceable rules

(3) A failure to comply with the replaceable rules as they apply to a company is not of itself a contravention of this Act (so the provisions about criminal liability, civil liability and injunctions do not apply).

Note: Replaceable rules that apply to a company have effect as a contract (see section 140).

CORPORATIONS ACT 2001—SECT 136

Constitution of a company

(1) A company adopts a constitution:

(a) on registration—if each person specified in the application for the company’s registration as a person who consents to become a member agrees in writing to the terms of a constitution before the application is lodged; or

(b) after registration—if the company passes a special resolution adopting a constitution or a court order is made under section 233 that requires the company to adopt the constitution.

Note: The Life Insurance Act 1995 has rules about how benefit fund rules become part of a company’s constitution and about amending those rules. They override this Act (see section 1348 of this Act). Consequential amendments to the rest of the company’s constitution can be made under that Act or this Act (see Subdivision 2 of Division 4 of Part 2A of that Act).

(2) The company may modify or repeal its constitution, or a provision of its constitution, by special resolution.

Note: The company may need leave of the Court to modify or repeal its constitution if it was adopted as the result of a Court order (see subsection 233(3)).

(3) The company’s constitution may provide that the special resolution does not have any effect unless a further requirement specified in the constitution relating to that modification or repeal has been complied with.

(4) Unless the constitution provides otherwise, the company may modify or repeal a further requirement described in subsection (3) only if the further requirement is itself complied with.

(5) A public company must lodge with ASIC a copy of a special resolution adopting, modifying or repealing its constitution within 14 days after it is passed. The company must also lodge with ASIC within that period:

(a) if the company adopts a constitution—a copy of that constitution; or

(b) if the company modifies its constitution—a copy of that modification.

This also applies to a proprietary company that has applied under Part 2B.7 to change to a public company, while its application has not yet been determined.

(6) An offence based on subsection (5) is an offence of strict liability.

Note: For strict liability, see section 6.1 of the Criminal Code.

CORPORATIONS ACT 2001—SECT 137

Date of effect of adoption, modification or repeal of constitution

If a new constitution is adopted or an existing constitution is modified or repealed, that adoption, modification or repeal takes effect:

(a) if it is the result of a special resolution:

(i) on the date on which the resolution is passed if it specified no later date; or

(ii) on a date specified in, or determined in accordance with, the resolution if the relevant date is later than the date on which the resolution is passed; or

(b) if it is the result of a Court order made under section 233:

(i) on the date on which the order is made if it specifies no later date; or

(ii) on a date specified by the order.

CORPORATIONS ACT 2001—SECT 138

ASIC may direct company to lodge consolidated constitution

ASIC may direct a company to lodge a consolidated copy of its constitution with ASIC.

CORPORATIONS ACT 2001—SECT 139

Company must send copy of constitution to member

(1) A company must send a copy of its constitution to a member of the company within 7 days if the member:

(a) asks the company, in writing, for the copy; and

(b) pays any fee (up to the prescribed amount) required by the company.

(2) An offence based on subsection (1) is an offence of strict liability.

Note: For strict liability, see section 6.1 of the Criminal Code.

CORPORATIONS ACT 2001—SECT 140

Effect of constitution and replaceable rules

(1) A company’s constitution (if any) and any replaceable rules that apply to the company have effect as a contract:

(a) between the company and each member; and

(b) between the company and each director and company secretary; and

(c) between a member and each other member;

under which each person agrees to observe and perform the constitution and rules so far as they apply to that person.

(2) Unless a member of a company agrees in writing to be bound, they are not bound by a modification of the constitution made after the date on which they became a member so far as the modification:

(a) requires the member to take up additional shares; or

(b) increases the member’s liability to contribute to the share capital of, or otherwise to pay money to, the company; or

(c) imposes or increases restrictions on the right to transfer the shares already held by the member, unless the modification is made:

(i) in connection with the company’s change from a public company to a proprietary company under Part 2B.7; or

(ii) to insert proportional takeover approval provisions into the company’s constitution.

CORPORATIONS ACT 2001—SECT 141

Table of replaceable rules

The following table sets out the provisions of this Act that apply as replaceable rules.

Provisions that apply as replaceable rules

Officers and Employees
1	Voting and completion of transactions--directors of proprietary companies	194
2	Powers of directors	198A
3	Negotiable instruments	198B
4	Managing director	198C
5	Company may appoint a director	201G
6	Directors may appoint other directors	201H
7	Appointment of managing directors	201J
8	Alternate directors	201K
9	Remuneration of directors	202A
10	Director may resign by giving written notice to company	203A
11	Removal by members--proprietary company	203C
12	Termination of appointment of managing director	203F
13	Terms and conditions of office for secretaries	204F

Inspection of books
14	Company or directors may allow member to inspect books	247D

Director’s Meetings
15	Circulating resolutions of companies with more than 1 director	248A
16	Calling directors’ meetings	248C
17	Chairing directors’ meetings	248E
18	Quorum at directors’ meetings	248F
19	Passing of directors’ resolutions	248G

Meetings of members
20	Calling of meetings of members by a director	249C
21	Notice to joint members	249J(2)
22	When notice by post or fax is given	249J(4)
22A	When notice under paragraph 249J(3)(cb) is given	249J(5)
23	Notice of adjourned meetings	249M
24	Quorum	249T
25	Chairing meetings of members	249U
26	Business at adjourned meetings	249W(2)
27	Who can appoint a proxy	249X
[replaceable rule for proprietary companies only]
28	Proxy vote valid even if member dies, revokes appointment etc.	250C(2)
29	How many votes a member has	250E
30	Jointly held shares	250F
31	Objections to right to vote	250G
32	How voting is carried out	250J
33	When and how polls must be taken	250M

Shares
33A	Pre-emption for existing shareholders on issue of shares in proprietary company	254D
33B	Other provisions about paying dividends	254U
34	Dividend rights for shares in proprietary companies	254W(2)

Transfer of shares
35	Transmission of shares on death	1072A
36	Transmission of shares on bankruptcy	1072B
37	Transmission of shares on mental incapacity	1072D
38	Registration of transfers	1072F
39	Additional general discretion for directors of proprietary companies to refuse to register transfers	1072G

CORPORATIONS ACT 2001—SECT 194

Voting and completion of transactions—directors of proprietary companies (replaceable rule—see section 135)

If a director of a proprietary company has a material personal interest in a matter that relates to the affairs of the company and:

(a) under section 191 the director discloses the nature and extent of the interest and its relation to the affairs of the company at a meeting of the directors; or

(b) the interest is one that does not need to be disclosed under section 191;

then:

(c) the director may vote on matters that relate to the interest; and

(d) any transactions that relate to the interest may proceed; and

(e) the director may retain benefits under the transaction even though the director has the interest; and

(f) the company cannot avoid the transaction merely because of the existence of the interest.

If disclosure is required under section 191, paragraphs (e) and (f) apply only if the disclosure is made before the transaction is entered into.

Note: A director may need to give notice to the other directors if the director has a material personal interest in a matter relating to the affairs of the company (see section 191).

CORPORATIONS ACT 2001—SECT 198A

Powers of directors (replaceable rule—see section 135)

(1) The business of a company is to be managed by or under the direction of the directors.

Note: See section 198E for special rules about the powers of directors who are the single director/shareholder of proprietary companies.

(2) The directors may exercise all the powers of the company except any powers that this Act or the company’s constitution (if any) requires the company to exercise in general meeting.

Note: For example, the directors may issue shares, borrow money and issue debentures.

CORPORATIONS ACT 2001—SECT 198B

Negotiable instruments (replaceable rule—see section 135)

(1) Any 2 directors of a company that has 2 or more directors, or the director of a proprietary company that has only 1 director, may sign, draw, accept, endorse or otherwise execute a negotiable instrument.

(2) The directors may determine that a negotiable instrument may be signed, drawn, accepted, endorsed or otherwise executed in a different way.

CORPORATIONS ACT 2001—SECT 198C

Managing director (replaceable rule—see section 135)

(1) The directors of a company may confer on a managing director any of the powers that the directors can exercise.

(2) The directors may revoke or vary a conferral of powers on the managing director.

CORPORATIONS ACT 2001—SECT 201G

Company may appoint a director (replaceable rule—see section 135)

A company may appoint a person as a director by resolution passed in general meeting.

CORPORATIONS ACT 2001—SECT 201H

Directors may appoint other directors (replaceable rule—see section 135)

Appointment by other directors

(1) The directors of a company may appoint a person as a director. A person can be appointed as a director in order to make up a quorum for a directors’ meeting even if the total number of directors of the company is not enough to make up that quorum.

Proprietary company—confirmation by meeting within 2 months

(2) If a person is appointed under this section as a director of a proprietary company, the company must confirm the appointment by resolution within 2 months after the appointment is made. If the appointment is not confirmed, the person ceases to be a director of the company at the end of those 2 months.

Public company—confirmation by next AGM

(3) If a person is appointed by the other directors as a director of a public company, the company must confirm the appointment by resolution at the company’s next AGM. If the appointment is not confirmed, the person ceases to be a director of the company at the end of the AGM.

CORPORATIONS ACT 2001—SECT 201J

Appointment of managing directors (replaceable rule—see section 135)

The directors of a company may appoint 1 or more of themselves to the office of managing director of the company for the period, and on the terms (including as to remuneration), as the directors see fit.

CORPORATIONS ACT 2001—SECT 201K

Alternate directors (replaceable rule—see section 135)

(1) With the other directors’ approval, a director may appoint an alternate to exercise some or all of the director’s powers for a specified period.

(2) If the appointing director requests the company to give the alternate notice of directors’ meetings, the company must do so.

(3) When an alternate exercises the director’s powers, the exercise of the powers is just as effective as if the powers were exercised by the director.

(4) The appointing director may terminate the alternate’s appointment at any time.

(5) An appointment or its termination must be in writing. A copy must be given to the company.

Note: ASIC must be given notice of the appointment and termination of appointment of an alternate (see subsections 205B(2) and (5)).

CORPORATIONS ACT 2001—SECT 202A

Remuneration of directors (replaceable rule—see section 135)

(1) The directors of a company are to be paid the remuneration that the company determines by resolution.

Note: Chapter 2E makes special provision for the payment of remuneration to the directors of public companies.

(2) The company may also pay the directors’ travelling and other expenses that they properly incur:

(a) in attending directors’ meetings or any meetings of committees of directors; and

(b) in attending any general meetings of the company; and

(c) in connection with the company’s business.

CORPORATIONS ACT 2001—SECT 203A

Director may resign by giving written notice to company (replaceable rule—see section 135)

A director of a company may resign as a director of the company by giving a written notice of resignation to the company at its registered office.

CORPORATIONS ACT 2001—SECT 203C

Removal by members—proprietary companies (replaceable rule—see section 135)

A proprietary company:

(a) may by resolution remove a director from office; and

(b) may by resolution appoint another person as a director instead.

CORPORATIONS ACT 2001—SECT 203F

Termination of appointment of managing director (replaceable rule—see section 135)

(1) A person ceases to be managing director if they cease to be a director.

(2) The directors may revoke or vary an appointment of a managing director.

CORPORATIONS ACT 2001—SECT 204F

Terms and conditions of office for secretaries (replaceable rule—see section 135)

A secretary holds office on the terms and conditions (including as to remuneration) that the directors determine.

CORPORATIONS ACT 2001—SECT 247D

Company or directors may allow member to inspect books (replaceable rule see section 135)

The directors of a company, or the company by a resolution passed at a general meeting, may authorise a member to inspect books of the company.

CORPORATIONS ACT 2001—SECT 248A

Circulating resolutions of companies with more than 1 director (replaceable rule see section 135)

Resolutions

(1) The directors of a company may pass a resolution without a directors’ meeting being held if all the directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document.

Copies

(2) Separate copies of a document may be used for signing by directors if the wording of the resolution and statement is identical in each copy.

When the resolution is passed

(3) The resolution is passed when the last director signs.

Note: Passage of a resolution under this section must be recorded in the company’s minute books (see section 251A).

CORPORATIONS ACT 2001—SECT 248C

Calling directors’ meetings (replaceable rule see section 135)

A directors’ meeting may be called by a director giving reasonable notice individually to every other director.

Note: A director who has appointed an alternate director may ask for the notice to be sent to the alternate director (see subsection 201K(2)).

CORPORATIONS ACT 2001—SECT 248E

Chairing directors’ meetings (replaceable rule see section 135)

(1) The directors may elect a director to chair their meetings. The directors may determine the period for which the director is to be the chair.

(2) The directors must elect a director present to chair a meeting, or part of it, if:

(a) a director has not already been elected to chair the meeting; or

(b) a previously elected chair is not available or declines to act, for the meeting or the part of the meeting.

CORPORATIONS ACT 2001—SECT 248F

Quorum at directors’ meetings (replaceable rule see section 135)

Unless the directors determine otherwise, the quorum for a directors’ meeting is 2 directors and the quorum must be present at all times during the meeting.

Note 1: For special quorum rules for public companies, see section 195.

Note 2: For resolutions of 1 director proprietary companies without meetings, see section 248B.

CORPORATIONS ACT 2001—SECT 248G

Passing of directors’ resolutions (replaceable rule see section 135)

(1) A resolution of the directors must be passed by a majority of the votes cast by directors entitled to vote on the resolution.

(2) The chair has a casting vote if necessary in addition to any vote they have in their capacity as a director.

Note: The chair may be precluded from voting, for example, by a conflict of interest.

CORPORATIONS ACT 2001—SECT 249C

Calling of meetings of members by a director (replaceable rule—see section 135)

A director may call a meeting of the company’s members.

CORPORATIONS ACT 2001—SECT 249M

Notice of adjourned meetings (replaceable rule—see section 135)

When a meeting is adjourned, new notice of the resumed meeting must be given if the meeting is adjourned for 1 month or more.

CORPORATIONS ACT 2001—SECT 249T

Quorum (replaceable rule—see section 135)

(1) The quorum for a meeting of a company’s members is 2 members and the quorum must be present at all times during the meeting.

Note: For single member companies, see section 249B.

(2) In determining whether a quorum is present, count individuals attending as proxies or body corporate representatives. However, if a member has appointed more than 1 proxy or representative, count only 1 of them. If an individual is attending both as a member and as a proxy or body corporate representative, count them only once.

Note 1: For rights to appoint proxies, see section 249X.

Note 2: For body corporate representatives, see section 250D.

(3) A meeting of the company’s members that does not have a quorum present within 30 minutes after the time for the meeting set out in the notice of meeting is adjourned to the date, time and place the directors specify. If the directors do not specify 1 or more of those things, the meeting is adjourned to:

(a) if the date is not specified—the same day in the next week; and

(b) if the time is not specified—the same time; and

(c) if the place is not specified—the same place.

(4) If no quorum is present at the resumed meeting within 30 minutes after the time for the meeting, the meeting is dissolved.

CORPORATIONS ACT 2001—SECT 249U

Chairing meetings of members (replaceable rule—see section 135)

(1) The directors may elect an individual to chair meetings of the company’s members.

(2) The directors at a meeting of the company’s members must elect an individual present to chair the meeting (or part of it) if an individual has not already been elected by the directors to chair it or, having been elected, is not available to chair it, or declines to act, for the meeting (or part of the meeting).

(3) The members at a meeting of the company’s members must elect a member present to chair the meeting (or part of it) if:

(a) a chair has not previously been elected by the directors to chair the meeting; or

(b) a previously elected chair is not available, or declines to act, for the meeting (or part of the meeting).

(4) The chair must adjourn a meeting of the company’s members if the members present with a majority of votes at the meeting agree or direct that the chair must do so.

CORPORATIONS ACT 2001—SECT 249X

Who can appoint a proxy (replaceable rule for proprietary companies and mandatory rule for public companies—see section 135)

(1) A member of a company who is entitled to attend and cast a vote at a meeting of the company’s members may appoint a person as the member’s proxy to attend and vote for the member at the meeting.

(1A) The person appointed as the member’s proxy may be an individual or a body corporate.

Note: A body corporate may appoint a representative to exercise the powers that the body corporate may exercise as the member’s proxy, see section 250D.

(2) The appointment may specify the proportion or number of votes that the proxy may exercise.

(3) Each member may appoint a proxy. If the member is entitled to cast 2 or more votes at the meeting, they may appoint 2 proxies. If the member appoints 2 proxies and the appointment does not specify the proportion or number of the member’s votes each proxy may exercise, each proxy may exercise half of the votes.

(4) Disregard any fractions of votes resulting from the application of subsection (2) or (3).

CORPORATIONS ACT 2001—SECT 250E

How many votes a member has (replaceable rule—see section 135)

Company with share capital

(1) Subject to any rights or restrictions attached to any class of shares, at a meeting of members of a company with a share capital:

(a) on a show of hands, each member has 1 vote; and

(b) on a poll, each member has 1 vote for each share they hold.

Note: Unless otherwise specified in the appointment, a body corporate representative has all the powers that a body corporate has as a member (including the power to vote on a show of hands).

Company without share capital

(2) Each member of a company that does not have a share capital has 1 vote, both on a show of hands and a poll.

Chair’s casting vote

(3) The chair has a casting vote, and also, if they are a member, any vote they have in their capacity as a member.

Note 1: The chair may be precluded from voting, for example, by a conflict of interest.

Note 2: For rights to appoint proxies, see section 249X.

CORPORATIONS ACT 2001—SECT 250F

Jointly held shares (replaceable rule—see section 135)

If a share is held jointly and more than 1 member votes in respect of that share, only the vote of the member whose name appears first in the register of members counts.

CORPORATIONS ACT 2001—SECT 250G

Objections to right to vote (replaceable rule—see section 135)

A challenge to a right to vote at a meeting of a company’s members:

(a) may only be made at the meeting; and

(b) must be determined by the chair, whose decision is final.

CORPORATIONS ACT 2001—SECT 250J

How voting is carried out (replaceable rule—see section 135)

(1) A resolution put to the vote at a meeting of a company’s members must be decided on a show of hands unless a poll is demanded.

(1A) Before a vote is taken the chair must inform the meeting whether any proxy votes have been received and how the proxy votes are to be cast.

(2) On a show of hands, a declaration by the chair is conclusive evidence of the result, provided that the declaration reflects the show of hands and the votes of the proxies received. Neither the chair nor the minutes need to state the number or proportion of the votes recorded in favour or against.

Note: Even though the chair’s declaration is conclusive of the voting results, the members present may demand a poll (see paragraph 250L(3)(c)).

CORPORATIONS ACT 2001—SECT 250M

When and how polls must be taken (replaceable rule—see section 135)

(1) A poll demanded on a matter other than the election of a chair or the question of an adjournment must be taken when and in the manner the chair directs.

(2) A poll on the election of a chair or on the question of an adjournment must be taken immediately.

CORPORATIONS ACT 2001—SECT 254D

Pre-emption for existing shareholders on issue of shares in proprietary company (replaceable rule—see section 135)

(1) Before issuing shares of a particular class, the directors of a proprietary company must offer them to the existing holders of shares of that class. As far as practicable, the number of shares offered to each shareholder must be in proportion to the number of shares of that class that they already hold.

(2) To make the offer, the directors must give the shareholders a statement setting out the terms of the offer, including:

(a) the number of shares offered; and

(b) the period for which it will remain open.

(3) The directors may issue any shares not taken up under the offer under subsection (1) as they see fit.

(4) The company may by resolution passed at a general meeting authorise the directors to make a particular issue of shares without complying with subsection (1).

CORPORATIONS ACT 2001—SECT 254U

Other provisions about paying dividends (replaceable rule—see section 135)

(1) The directors may determine that a dividend is payable and fix:

(a) the amount; and

(b) the time for payment; and

(c) the method of payment.

The methods of payment may include the payment of cash, the issue of shares, the grant of options and the transfer of assets.

(2) Interest is not payable on a dividend.

CORPORATIONS ACT 2001—SECT 1072A

Transmission of shares on death (replaceable rule—see section 135)

If shares not held jointly

(1) If a shareholder who does not own shares jointly dies, the company will recognise only the personal representative of the deceased shareholder as being entitled to the deceased shareholder’s interest in the shares.

(2) If the personal representative gives the directors the information they reasonably require to establish the representative’s entitlement to be registered as holder of the shares:

(a) the personal representative may:

(i) by giving a written and signed notice to the company, elect to be registered as the holder of the shares; or

(ii) by giving a completed transfer form to the company, transfer the shares to another person; and

(b) the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the deceased shareholder.

(3) On receiving an election under subparagraph (2)(a)(i), the company must register the personal representative as the holder of the shares.

(4) A transfer under subparagraph (2)(a)(ii) is subject to the same rules (for example, about entitlement to transfer and registration of transfers) as apply to transfers generally.

If shares held jointly

(5) If a shareholder who owns shares jointly dies, the company will recognise only the survivor as being entitled to the deceased shareholder’s interest in the shares. The estate of the deceased shareholder is not released from any liability in respect of the shares.

CORPORATIONS ACT 2001—SECT 1072B

Transmission of shares on bankruptcy (replaceable rule—see section 135)

(1) If a person entitled to shares because of the bankruptcy of a shareholder gives the directors the information they reasonably require to establish the person’s entitlement to be registered as holder of the shares, the person may:

(a) by giving a written and signed notice to the company, elect to be registered as the holder of the shares; or

(b) by giving a completed transfer form to the company, transfer the shares to another person.

(2) On receiving an election under paragraph (1)(a), the company must register the person as the holder of the shares.

(3) A transfer under paragraph (1)(b) is subject to the same rules (for example, about entitlement to transfer and registration of transfers) as apply to transfers generally.

(4) This section has effect subject to the Bankruptcy Act 1966.

CORPORATIONS ACT 2001—SECT 1072D

Transmission of shares on mental incapacity (replaceable rule—see section 135)

(1) If a person entitled to shares because of the mental incapacity of a shareholder gives the directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares:

(a) the person may:

(i) by giving a written and signed notice to the company, elect to be registered as the holder of the shares; or

(ii) by giving a completed transfer form to the company, transfer the shares to another person; and

(b) the person is entitled, whether or not registered as the holder of the shares, to the same rights as the shareholder.

(2) On receiving an election under subparagraph (1)(a)(i), the company must register the person as the holder of the shares.

(3) A transfer under subparagraph (1)(a)(ii) is subject to the same rules (for example, about entitlement to transfer and registration of transfers) as apply to transfers generally.

CORPORATIONS ACT 2001—SECT 1072F

Registration of transfers (replaceable rule—see section 135)

(1) A person transferring shares remains the holder of the shares until the transfer is registered and the name of the person to whom they are being transferred is entered in the register of members in respect of the shares.

(2) The directors are not required to register a transfer of shares in the company unless:

(a) the transfer and any share certificate have been lodged at the company’s registered office; and

(b) any fee payable on registration of the transfer has been paid; and

(c) the directors have been given any further information they reasonably require to establish the right of the person transferring the shares to make the transfer.

(3) The directors may refuse to register a transfer of shares in the company if:

(a) the shares are not fully-paid; or

(b) the company has a lien on the shares.

(4) The directors may suspend registration of transfers of shares in the company at the times and for the periods they determine. The periods of suspension must not exceed 30 days in any one calendar year.

CORPORATIONS ACT 2001—SECT 1072G

Additional general discretion for directors of proprietary companies to refuse to register transfers (replaceable rule—see section 135)

The directors of a proprietary company may refuse to register a transfer of shares in the company for any reason.